UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT
(DATE OF EARLIEST EVENT REPORTED): June 11, 2013

Commission File Number	Registrant; State of Incorporation; Address; and Telephone Number	IRS Employer Identification Number

1-13739	UNS ENERGY CORPORATION	86-0786732
(An Arizona Corporation) 88 E. Broadway Boulevard Tucson, AZ 85701 (520) 571-4000

1-5924	TUCSON ELECTRIC POWER COMPANY	86-0062700
(An Arizona Corporation) 88 E. Broadway Boulevard Tucson, AZ 85701 (520) 571-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 8.01 Other Events

2013 TEP Rate Order

As previously reported, Tucson Electric Power Company (TEP), Arizona Corporation Commission (ACC) Staff, and other parties to TEP's pending rate case proceeding entered into a settlement agreement in February 2013.

On June 11, 2013, the ACC approved the settlement agreement (2013 TEP Rate Order) with modifications to the energy efficiency provision.

The provisions of the 2013 TEP Rate Order, which will become effective on July 1, 2013, include, but are not limited to:

•	an increase in non-fuel retail Base Rates of approximately $76 million over adjusted test year revenues;

•	an Original Cost Rate Base (OCRB) of approximately $1.5 billion and a Fair Value Rate Base (FVRB) of approximately $2.3 billion;

•	a return on equity of 10.0%, a long-term cost of debt of 5.18%, and a short-term cost of debt of 1.42%, resulting in a weighted average cost of capital of 7.26%;

•	a capital structure of approximately 43.5% equity, 56.0% long-term debt, and 0.5% short-term debt;

•	a 0.68% return on the fair value increment of rate base (the fair value increment of rate base represents the difference between OCRB and FVRB of approximately $800 million); and

•	an agreement by TEP to seek recovery of costs related to the Nogales transmission line from the Federal Energy Regulatory Commission before seeking rate recovery from the ACC.

The 2013 TEP Rate Order also includes:

•
A Lost Fixed Cost Recovery mechanism (LFCR) that allows TEP to recover certain non-fuel costs that would otherwise go unrecovered due to lost kWh sales attributed to energy efficiency programs and distributed generation. The LFCR rate will be adjusted annually and is subject to ACC approval and a year-over-year cap of 1% of TEP's total retail revenues. TEP expects to file its first LFCR report on or before May 15, 2014. That report will provide an estimate of certain unrecovered non-fuel costs incurred during the calendar year of 2013. TEP expects the new LFCR rate to become effective on July 1, 2014.

•
An Environmental Compliance Adjustor (ECA) mechanism that allows TEP to recover the costs of complying with environmental standards required by federal or other governmental agencies between rate cases. The ECA will be adjusted annually to recover environmental compliance costs and is subject to ACC approval and a cap equal to 0.25% of TEP's total retail revenues. TEP expects to file its first ECA report on or before March 1, 2014. That report will include qualified investments and costs to be included in the ECA. TEP expects the new ECA rate to become effective on May 1, 2014.

•
In lieu of the plan contemplated by the settlement agreement, an energy efficiency provision which includes a 2013 calendar year budget to fund programs that support the ACC's Electric Energy Efficiency Standards, as well as a performance incentive.

•
A new rate under TEP's Purchased Power and Fuel Adjustment Clause (PPFAC), which includes a one-time reduction of approximately $3 million related to sulfur credits and a $9.7 million deferral of certain costs, to become effective on July 1, 2013. TEP's existing PPFAC mechanism will continue with certain modifications, including the recovery of the following costs and/or credits: lime costs; sulfur credits; broker fees; and 100% of the proceeds from the sale of SO2 allowances.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 11, 2013	UNS ENERGY CORPORATION --------------------------------------------- (Registrant) /s/ Karen G. Kissinger
Vice President, Controller and Chief Compliance Officer
Date: June 11, 2013	TUCSON ELECTRIC POWER COMPANY ------------------------------------------------------- (Registrant) /s/ Karen G. Kissinger
Vice President, Controller and Chief Compliance Officer